SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                            ------------------------

                                 SCHEDULE 14A
                                (Rule 14a-101)
                            ------------------------

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

                 Proxy Statement pursuant to Section 14(a) of
                     The Securities Exchange Act of 1934

      |X|   Filed by the Registrant
      | |   Filed by a party other than the Registrant

      Check the appropriate box:

      | |   Preliminary proxy statement
      | |   Confidential, for use of the Commission only (as permitted by
            Rule 14a-6(e)(2))
      |X|   Definitive proxy statement
      | |   Definitive additional materials
      | |   Soliciting material pursuant to Rule 14a-11C or Rule 14a-12

                     AIRPORT SYSTEMS INTERNATIONAL, INC.
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               (Name of Registrant as Specified in Its Charter)


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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (check the appropriate box):

      |X|   No fee required.

      | | Fee computed on table below per Exchange Act Rules 14a-6(i) (4) and 0-11.

(1)   Title of each class of securities to which transaction applies:

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(2)   Aggregate number of securities to which transaction applies:

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(3)   Per unit price or other underlying value of transaction:

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(4)   Proposed maximum aggregate value of transaction:

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| |   Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)   Amount previously paid:

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(2)   Form, schedule, or registration statement number.

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(3)   Filing party:

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(4)   Date filed:

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

                     AIRPORT SYSTEMS INTERNATIONAL, INC.
                             11300 WEST 89TH STREET
                         OVERLAND PARK, KANSAS 66214

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD SEPTEMBER 12, 2000

            Notice is hereby given that the Annual Meeting of the Stockholders of Airport Systems International, Inc. (the "Company"), will be held at The Doubletree Hotel at Corporate Woods, 10100 College Boulevard, Overland Park, Kansas on Tuesday, September 12, 2000, commencing at 2:00 p.m. Kansas City time, to consider and act upon the following matters and such other business as may properly come before the meeting or any adjournment thereof:

                  1. The election of two (2) Class I Directors to serve for a term of three years expiring in 2003; and

                  2. The approval of an amendment to the Articles of Incorporation, contingent upon notification from the United States Patent and Trademark Office that the trademark "Elecsys" has been registered to the Company, to change the name of the Company from "Airport Systems International, Inc." to "Elecsys Corporation;" and

                  3.    The   ratification   of  the   Board   of   Directors'
                        appointment of Ernst & Young as independent public accountants of the Company.

            Holders of record of the outstanding Common Stock of the Company at the close of business on July 25, 2000, are entitled to vote at the meeting or any adjournment thereof.

                                    By Order of the Board of Directors,



                                    THOMAS C. CARGIN
                                    Secretary


Overland Park, Kansas
August 26, 2000

            WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN AND RETURN A PROXY OR VOTE BY BALLOT AT THE MEETING.

                       AIRPORT SYSTEMS INTERNATIONAL, INC.
                             11300 WEST 89TH STREET
                           OVERLAND PARK, KANSAS 66214


                                 PROXY STATEMENT

                               GENERAL INFORMATION


SOLICITATION AND REVOCABILITY OF PROXIES

      The enclosed proxy is being solicited on behalf of the Board of Directors of Airport Systems International, Inc. (the "Company") for use at the Annual Meeting of the Stockholders to be held on September 12, 2000 (the "Meeting"), or at any adjournment thereof. Any proxy given does not affect the right to vote in person at the Meeting and may be revoked at any time before it is exercised by notifying Thomas C. Cargin, Secretary, by mail, telegram or facsimile, or by appearing at the Meeting in person and casting a ballot. This Proxy Statement and the proxy were first mailed to stockholders on or about August 26, 2000.

      All expenses of solicitation will be borne by the Company. In addition to solicitations by mail, regular employees and Directors of the Company may solicit proxies in person or by telephone. The Company does not expect to pay any compensation for the solicitation of proxies.

VOTING PROCEDURES

     Shares represented by a properly signed proxy received pursuant to this solicitation will be voted in accordance with instructions thereon. If the proxy is properly signed and returned and no instructions are given on the proxy with respect to the matters to be acted upon, the shares represented by the proxy will be voted at the Meeting or any adjournment thereof: (i) for the election, as directors of the Company, of the nominees hereinafter named, (ii) for the approval of the amendment to the Company's Articles of Incorporation to change the name of the Company to "Elecsys Corporation," contingent upon notification from the United States Patent and Trademark Office ("Trademark Office") that the trademark "Elecsys" has been registered to the Company, and (iii) for the ratification of the appointment of Ernst & Young as independent public accountants of the Company. If any of the nominees should unexpectedly become unavailable for election for any reason, the shares represented by the proxy will be voted for such substituted nominee or nominees as the Board of Directors may name. Each of the nominees hereinafter named has indicated his willingness to serve if elected, and it is not anticipated that either of them will become unavailable for election.

     The proxy confers discretionary authority, with respect to the voting of the shares represented thereby, on any other business that may properly come before the Meeting or any adjournment thereof. The Board of Directors is not aware that any such other business, other than as set forth in this Proxy Statement and except for matters incident to the conduct of the Meeting, is to be presented for action at the Meeting and does not itself intend to present any such other business; however, if any such other business does come before the Meeting or any adjournment thereof, shares represented by proxies properly signed and returned pursuant to this solicitation will be voted as directed by the Board of Directors.

     The two nominees for Director receiving the greatest number of votes at the Meeting will be elected as Directors. Any shares not voted (whether by abstention, broker non-vote, or otherwise) have no impact in the election of directors except to the extent the failure to vote for an individual results in another individual receiving a larger proportion of the total votes. The affirmative vote of a majority of shares entitled to vote is required to approve the amendment to the Company's Articles of Incorporation to change the name of the Company to "Elecsys Corporation." Approval of the proposal to change the name will be contingent on, and the Company will not file the amendment to change the Company's Articles of Incorporation until it has received, notification from the Trademark Office that the trademark "Elecsys" has been registered to the Company. The ratification of the appointment of independent public accountants requires the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote on the change in name and appointment of the accountants. For purposes of determining the outcome of the vote on this matter, an instruction to "abstain" from voting on a proposal will be treated as shares present and entitled to vote, and will have the same effect as a vote against a proposal. "Broker nonvotes," which occur when brokers are prohibited from exercising discretionary voting authority for beneficial owners who have not provided voting instructions, are not counted for the purpose of determining the number of shares present in person or represented by proxy. As a result, they will have the same effect as a vote against the proposal to change the name and will have no effect on the outcome of the vote on the ratification of appointment of accountants.

      Only holders of Common Stock of the Company of record as of the close of business on July 25, 2000, are entitled to vote at the Meeting. At the close of business on that date, 2,578,913 shares of Common Stock were outstanding. Holders of Common Stock are entitled to one (1) vote per share standing in their names on the record date. Shares cannot be voted at the Meeting unless the owner is present in person or represented by proxy.

                               SECURITY OWNERSHIP

STOCK OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

      The following table sets forth information with respect to the beneficial ownership of shares of the Company's Common Stock at July 31, 2000, by (i) the stockholders known by the Company to own beneficially more than 5% of the Common Stock, (ii) each director of the Company who owns beneficially any Common Stock,
(iii) each executive officer named in the "Summary Compensation Table," and (iv) all directors and executive officers of the Company as a group. Unless otherwise indicated, the Company believes that each stockholder listed below has sole voting and investment power with respect to the Common Stock indicated as beneficially owned by them.


--------------------------------------------------------------------------------
                                            NUMBER OF SHARES       PERCENT OF
NAME AND ADDRESS                         BENEFICIALLY OWNED (1)       CLASS
--------------------------------------------------------------------------------
Gagnon Securities...........................433,257(2)                16.8
   1370 Avenue of the Americas
   Suite 2002
   New York, NY  10019

KCEP Ventures II, L.P.......................410,715(3)                14.7
   233 West 47th Street
   Kansas City, MO  64112

Keith S. Cowan..............................148,743(4)                 5.5
   Airport Systems International, Inc.
   11300 West 89th Street
   Overland Park, KS  66214

Lois Gagnon.................................130,675(5)                 5.1
   1370 Avenue of the Americas
   Suite 2002
   New York, NY  10019

Robert D. Taylor.............................92,500(6)                 3.6
   1313 North Webb Rd., Suite 260
   Wichita, KS  67206

Thomas C. Cargin.............................48,745(7)                 1.9
   Airport Systems International, Inc.
   11300 West 89th Street
   Overland Park, KS  66214

Wayne Howard.................................15,000(8)                  *
   Airport Systems International, Inc.
   11300 West 89th Street
   Overland Park, KS  66214

Anthony Bommarito.............................7,667(9)                  *
   Airport Systems International, Inc.
   11300 West 89th Street
   Overland Park, KS  66214

Michael J. Meyer.............................6,500(10)                  *
   8700 Monrovia Suite 205
   Lenexa, KS  66215

Walter H. Stowell............................5,000(11)                  *
   27 Goodsell Point
   Colchester, VT  05446


All directors and executive officers as a                             13.8
group (9 persons)..........................388,950(12)
-----------------------------------------------------------------------------

[FN]
* Less than one percent.

(1) Pursuant to the rules of the Securities and Exchange Commission ("SEC"), shares of Common Stock of the Company that an individual or a group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage of ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

(2) The information disclosed primarily reflects securities in customer accounts over which Gagnon Securities has discretionary trading authority and is based on information provided orally to the Company by Gagnon Securities.

(3) According to a Schedule 13G filed as of February 16, 2000, KCEP Ventures II, L.P. ("KCEP") reported beneficial ownership as to 410,715 shares of Common Stock of the Company held as of February 16, 2000. 198,413 shares of Common Stock are owned of record by KCEP, 166,667 shares of Common Stock are issuable upon the conversion of a $500,000 principal amount Convertible Subordinated Debenture issued to KCEP and 45,635 shares of Common Stock are issuable upon the exercise of a warrant issued to KCEP.

(4) Includes presently exercisable options to purchase 127,750 shares of Common Stock of the Company.

(5) According to a Schedule 13G filed as of May 16, 2000, Lois Gagnon reported beneficial ownership as to 130,675 shares of Common Stock of the Company held as of May 16, 2000. 110,000 of such shares are owned by Mrs. Gagnon; 6,725 shares are held by the Gagnon Foundation, of which Mrs. Gagnon is a trustee; 12,400 shares are held by the Gagnon Family Partnership, of which Mrs. Gagnon is a partner; and 1,550 shares are held by the Gagnon Trust, of which Mrs. Gagnon is a trustee.

(6) Includes presently exercisable options to purchase 5,000 shares of Common Stock of the Company.

(7) Includes presently exercisable options to purchase 31,500 shares of Common Stock of the Company.

(8) Includes presently exercisable options to purchase 15,000 shares of Common Stock of the Company.

(9) Includes presently exercisable options to purchase 6,667 shares of Common Stock of the Company.

(10) Includes presently exercisable options to purchase 5,000 shares of Common Stock of the Company.

(11) Includes presently exercisable options to purchase 5,000 shares of Common Stock of the Company.

(12) Includes presently exercisable options to purchase 237,417 shares of Common Stock of the Company held by executive officers and directors as a group.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      To the Company's knowledge, based solely on review of copies of reports filed with the Securities and Exchange Commission and written representations that no other reports were required during the fiscal year ending April 30, 2000, and except as described below, all Section 16(a) filing requirements applicable to the officers, directors and beneficial owners of more than 10 percent of the Company's equity securities were complied with on a timely basis. Gagnon Securities has not filed a Form 13G reflecting its beneficial ownership of Common Stock of the Company. The Company has been advised that Gagnon Securities will file a Form 13G.

STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

      Stockholder proposals to be considered for inclusion in the Proxy Statement and considered at the 2001 Annual Meeting of the Stockholders must be received by the Company no later than April 28, 2001. Any such proposals should be directed to the Secretary of the Company at 11300 West 89th Street, Overland Park, Kansas 66214.

                            I. ELECTION OF DIRECTORS

      The Board of Directors of the Company is divided into three classes, with the term of office of each class ending in successive years. The terms of the Directors of Class I expire with this Meeting. Each of the two nominees for Class I, if elected, will serve three years until the 2003 Annual Meeting of Stockholders and until a successor has been elected and qualified. The current Directors of Classes II and III will continue in office until the 2001 and 2002 Annual Meetings, respectively.

                             NOMINEES FOR DIRECTORS

The following information is given with respect to the nominees for election.

CLASS I - NOMINEES TO SERVE THREE YEARS UNTIL 2003 ANNUAL MEETING

DAVID D. GATCHELL, age 46, has served as a Director of the Company since November, 1998. Since 1997, Mr. Gatchell has served as Senior Vice President and Chief Operating Officer of Wolfe Automotive Group, an automotive retailing organization. From 1994 to 1997, Mr. Gatchell was a partner at the law firm of Sonneschein, Nath, and Rosenthal and was counsel to the Company.

THOMAS C. CARGIN, age 45, has served as Vice President - Finance and Administration of the Company since December 1991, as its Secretary since March 1993, and as a Director of the Company since October 1993. From 1989 to 1993, Mr. Cargin was a partner in the accounting firm of Ifft & Barber and prior to that was an employee of DYMON, Inc., a specialty chemical manufacturer located in Kansas City, Kansas, since 1983, last serving as Vice President of Finance and Chief Financial Officer. Mr. Cargin is a Certified Public Accountant with over twenty-two years of public accounting and private industry accounting experience. He is also a licensed pilot holding an instrument rating.

The Board of Directors recommends that the Stockholders vote FOR the election of Mr. Gatchell and Mr. Cargin.

              MEMBERS OF BOARD OF DIRECTORS CONTINUING IN OFFICE

The following information is given with respect to the Directors of Classes II and III, who will continue to serve as Directors of the Company until the 2001 and 2002 Annual Meetings of Stockholders, respectively.

CLASS II - SERVING UNTIL 2001 ANNUAL MEETING

MICHAEL J. MEYER, age 44, has served as a Director of the Company since its organization in May 1991, as its Chairman until March 7, 1995, and as its President through September 1991. Mr. Meyer is President of Merit Capital Management, Inc., a private equity merchant banking firm engaged in financing growth-oriented private companies and acquisitions, which he formed in May 1998. From August 1996 to May 1998, Mr. Meyer was Co-Manager of Holden Capital Advisors, LLC, and prior to that was a Senior Vice President with George K. Baum & Company, an investment banking firm from February, 1995. For more than five years prior to that, Mr. Meyer was a Principal in the general partnership of Allsop Venture Partners III L.P., a private equity fund. He has over 17 years of experience in financing and managing growth companies and is a Certified Public Accountant. Mr. Meyer is a member of the Company's Audit and Stock Option Committees.

WALTER H. STOWELL, JR., age 63, has served as Chairman of the Board since March 7, 1995 and a Director of the Company since May 18, 1994. Mr. Stowell retired from Raytheon Company on April 1, 1994, after being an employee of Raytheon since 1960 in a variety of positions, last serving as a Senior Vice President and General Manager of the Equipment Division. Raytheon Company is a diversified, multi-industry, technology-based company, whose Equipment Division develops and builds military and commercial radars, air traffic control systems, satellite terminals, communications equipment, computers and missile fire control systems. He is a member of the Company's Compensation and Stock Option Committees.

CLASS III - SERVING UNTIL 2002 ANNUAL MEETING

KEITH S. COWAN, age 46, has served as President and a Director of the Company since September 1991, and as Chief Executive Officer of the Company since August 1993. Prior to joining the Company, Mr. Cowan was an employee of the Teledyne Controls Division of Teledyne, Inc. for more than five years, last serving as Vice President, Airport and Instrumentation Products. Mr. Cowan has over twenty-five years of system engineering, project management, and corporate experience in the development, manufacturing and sale of electronic systems. He is also a commercial pilot holding an instrument rating.

DAVID J.  SCHULTE,  age 39,  has  served as a Director  of the  Company  since
February 2000. Since November 1994, Mr. Schulte has been a Partner and Managing Director of Kansas City Equity Partners, a venture capital firm. From April 1989 to November 1994, Mr. Schulte was Vice President, Corporate Finance Department with Fahnestock & Co. Inc., and for three years prior to that he was an Associate Attorney with Stinson, Mag & Fizzell. Mr. Schulte is a Certified Public Accountant and a member of the Missouri Bar Association. He has over 14 years of experience in acquisition financing and investment. Mr. Schulte also serves on the Board of Directors of Hardware Corporation of America and Taylor Holdings, Inc. Mr. Schulte serves on the Audit Committee.

ROBERT D. TAYLOR, age 53, has served as a Director of the Company since September 1994. In July 1998, Mr. Taylor became President and Chief Executive Officer of Executive Aircraft Corporation, an aircraft refurbishment and maintenance company. Mr. Taylor is also President of Taylor Financial, a consulting and investment firm. Mr. Taylor also serves as a Director on the Boards of Commercial Federal Bank of Omaha, Nebraska, and Sirloin Stockade International, Inc., Hutchinson, Kansas, a 68 unit restaurant chain. From 1991 to 1995, Mr. Taylor was Chairman and Chief Executive Officer of Railroad Financial Corporation. Mr. Taylor also serves on the Advisory Board for the University of Kansas Business School. Mr. Taylor serves on the Company's Compensation and Audit Committees.

COMMITTEES AND DIRECTOR MEETINGS

      The Board of Directors has established an Audit Committee, a Compensation Committee, and a Stock Option Committee. The entire Board of Directors acts as the nominating committee responsible for selecting candidates for election as Directors. Stockholders wishing to submit the name of a candidate for the Board of Directors should submit the recommendation, along with biographical information, to the Secretary of the Company. The Audit Committee's responsibilities include recommending to the Board of Directors the public accounting firm to be engaged to audit the Company and reviewing with the independent accountants the plan for, and results of, the auditing engagement and the Company's internal accounting controls. The Board of Directors adopted a written charter for the Audit Committee in May 2000. The Audit Committee, which held one formal meeting, is comprised of a majority of outside directors and its current members consist of Messrs. Taylor, Meyer and Schulte. The Compensation Committee, which met once during the last fiscal year, is comprised of Messrs. Taylor and Stowell, and has been given the responsibility of setting and administering the policies governing the annual compensation of the Company's executive officers, as well as the Company's benefit plans other than the Stock Option Plan. The Company's Stock Option Plan is administered by a committee of two independent directors who may not receive options under the Stock Option Plan. Messrs. Stowell and Meyer currently comprise the Stock Option Committee, which held one meeting during the last fiscal year.

      The Board of Directors held five special and regularly scheduled meetings during the last fiscal year ended April 30, 2000. During such fiscal year and for the period during which each director was on the Board, each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all Committees of the Board of Directors on which the Director served during the last fiscal year.

REPORT OF THE AUDIT COMMITTEE

      The Audit Committee has reviewed and discussed the audited financial statements with management and has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61. The Audit Committee has received the written disclosures and letter required by Independence Standards Board No. 1 from the independent auditor and has discussed with the auditor the auditor's independence. Pursuant to its review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the last fiscal year for filing with the Commission.

DIRECTOR COMPENSATION

      Each Director who is not a salaried employee of the Company is paid a fee of $3,000 for each regularly scheduled Board meeting attended up to a maximum of $12,000 per year, plus $1,000 for each specially scheduled Board Meeting, plus $500 for each meeting of a committee of the Board attended. No Director who is an employee of the Company will receive compensation for services rendered as a Director.

     On November 1, 1999 the Company entered into a Management Advisory Agreement with Merit Capital Management, Inc. ("Merit"). The President of Merit is Michael J. Meyer, a Director of the Company. Pursuant to the terms of this agreement, the Company agreed to pay Merit: (i) an advisory fee of $18,000 on January 3, 2000 for work relating to the completion and integration of the DCI, Inc. acquisition and associated financial transactions and (ii) $6,000 per month beginning on February 1, 2000 through November 1, 2001. The agreement further provided that Merit's President, Mr. Meyer, will be enrolled in the Company's life and health insurance at the Company's expense.

EXECUTIVE COMPENSATION

      The following table sets forth information concerning cash and non-cash compensation paid to or accrued for the benefit of each of the Company's Chief Executive Officer and certain other executive officers of the Company ("Named Executive Officers") for all services rendered in all capacities to the Company for the fiscal periods ended April 30, 2000, 1999 and 1998.


                             SUMMARY COMPENSATION TABLE

                                                        LONG TERM
                                                       COMPENSATION
                                                         AWARDS
                                                       ---------
                                                         SHARES
                                                       UNDERLYING
                           ANNUAL COMPENSATION          OPTIONS    ALL OTHER
                        -----------------------------     (#)    COMPENSATION(1)
                                                      ---------  ---------------
NAME AND
PRINCIPAL POSITION      YEAR   SALARY   BONUS    OTHER
------------------      ----   ------   -----    -----

Keith S. Cowan          2000  $185,807 $  ---   $1,133(2)   $ ---    $  4,910
  President and CEO     1999   184,156    ---      663(2)     ---       4,012
                        1998   165,433  42,888     766(2)     ---       3,947

Wayne Howard            2000  $103,483 $131,300 $   ---     $ ---    $  1,869
  Vice President -      1999    99,159     ---      ---       ---       2,212
  Indonesia Programs    1998   103,483   59,000     ---       ---       2,604

Thomas C. Cargin        2000  $110,569 $  ---   $  ---      $ ---    $    ---
  Vice President-       1999   110,040    ---      ---        ---       2,026
  Administration        1998   104,808   15,137    ---        ---       4,136

Anthony Bommarito(4)    2000  $110,502    ---      ---        ---    $  3,302
  Vice President        1999    96,621    ---      ---        ---         888
  Engineering and       1998     ---      ---      ---        ---         ---
  Manufacturing

Michael M. Warner(5)    2000  $133,918  $  ---  $20,000(3)  $ ---    $  4,004
  Vice President-       1999   133,234     ---   20,000(3)    ---       2,127
  Business Development  1998   126,796   15,137  20,000(3)    ---       3,025

[FN]
--------------------

(1) Consists of Company matching contributions made on behalf of Named Executive Officers under the Company's 401(k) Savings Plan.

(2) Consists of monthly dues paid on a Company-owned membership at a golf and country club of which Mr. Cowan presently is the Company's designated member.

(3) Forgiveness of loan made to Mr. Warner for his efforts in securing orders for the Company in 1997 and execution of a Covenant Not To Compete Agreement.

(4)   Mr. Bommarito was not employed by the Company during the fiscal year
      1998.

(5) Mr. Warner resigned his position as Vice President - Business Development on June 30, 2000.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

      The following table sets forth for each director and, for each of the Named Executive Officers in the Summary Compensation Table above, the fiscal year-end number and value of unexercised options. No options were exercised by the Named Executive Officers during the fiscal year ended April 30, 2000.




                                                        VALUE OF UNEXERCISED
                           NUMBER OF UNEXERCISED        IN-THE-MONEY OPTIONS
                          OPTIONS AT APRIL 30, 2000     At April 30, 2000(1)
                          -------------------------  ---------------------------
                         EXERCISABLE  UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
                         -----------  -------------  -----------   -------------
Keith S. Cowan.............127,750         ---        $237,831       $ ---
Thomas C. Cargin............31,500         ---          49,076         ---
Michael M. Warner...........35,000         ---             ---         ---
Wayne Howard................15,000         ---             ---         ---
Anthony Bommarito............6,667        13,333           ---         ---
Walter H. Stowell............5,000         ---             ---         ---
Michael J. Meyer.............5,000         ---             ---         ---
Robert D. Taylor.............5,000         ---             ---         ---


[FN]
(1) The value of unexercised in-the-money options is the difference between the exercise price of the options and the fair market value of the Company's Common Stock at April 30, 2000 ($2.50 per share).


EMPLOYMENT ARRANGEMENTS WITH NAMED EXECUTIVE OFFICERS

      The Company entered into a written employment agreement effective June 22, 1993, with Keith S. Cowan. The agreement provides for Mr. Cowan to be employed by the Company for a minimum period of three years following its effective date. The Company recently extended the minimum employment period in Mr. Cowan's employment agreement to November 30, 2001. All other terms and conditions remained the same.

      As compensation for services rendered to the Company, the agreement provides for Mr. Cowan to receive (i) a base annual salary of $192,400 which may be adjusted above such base amount from time to time by action of the Board of Directors, and (ii) a performance-based bonus, the amount of which is determined by reference to such criteria as may be established by the Board of Directors.

      The Company also entered into a substantially similar written employment agreement effective October 11, 1993, with Thomas C. Cargin. The agreement provides for Mr. Cargin to be employed by the Company for a minimum period of three years following its effective date. The Company recently extended the minimum employment period in Mr. Cargin's employment agreement to November 30, 2001. All other terms and conditions remained the same.

     As compensation for services rendered to the Company, the agreement provides for Mr. Cargin to receive (i) a base salary of $114,660 which may be adjusted above such base amount from time to time by action of the Board of Directors, and (ii) a performance-based bonus, the amount of which is determined by reference to such criteria as may be established by the Board of Directors.

      The Company also entered into a substantially similar written employment agreement effective June 12, 1998, with Anthony G. Bommarito. The agreement provides for Mr. Bommarito to be employed by the Company for a minimum period of two years following its effective date. The agreement expired June 12, 2000.

     The Company also entered into a substantially similar written employment agreement effective December 6, 1999 with Karl B. Gemperli. The Agreement provides for Mr. Gemperli to be employed by DCI, Inc., a wholly-owned subsidiary of the Company, for a minimum period of one year following its effective date.


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     As Compensation for services rendered to the Company the agreement provides for Mr. Gemperli to receive (i) a base salary of $140,000 which may be adjusted above such base amount from time to time, and (ii) a performance-based bonus, the amount of which is determined by reference to such criteria as may be established.

     Each of Mr. Cowan's, Mr. Cargin's and Mr. Gemperli's employment may be terminated by the Company for cause (as defined in the agreements) or without cause. If Mr. Cowan's, Mr. Cargin's, or Mr. Gemperli's employment is terminated for cause or if one resigns, any unearned salary and bonus rights will cease on the date of such termination or resignation. If the Company terminates Mr. Cowan or Mr. Cargin without cause, all compensation payments will continue through the remainder of the agreement term of the relevant agreement, or 12 months, whichever is greater. If the Company terminates Mr. Gemperli without cause, the Company will pay Mr. Gemperli an amount equal to his monthly salary multiplied by the number of months remaining in the employment agreement. Pursuant to the agreements, Mr. Cowan, Mr. Cargin and Mr. Gemperli have agreed to refrain from
(i) disclosing the Company's confidential information and (ii) for a one-year period following termination of employment engaging, directly or indirectly, in any ground-based navigation aids business which competes with the Company.

     On March 20, 1997, the Company entered into an agreement (the "Agreement") with Michael W. Warner. In consideration of Mr. Warner's efforts to procure a significant contract and Mr. Warner's covenant not to compete against the Company for a period of two years after his resignation or termination, the Company paid Mr. Warner a cash payment of $20,000 and extended a loan of $80,000 to Mr. Warner in the form of a promissory note (the "Promissory Note"). The Promissory Note is to be paid in full on or before March 20, 2001 and carries interest at an annual percentage rate of 6.375%. In exchange for Mr. Warner's continued employment, the Company agreed to forgive the Promissory Note in equivalent one-fourth amounts over each of the four years covered by the note ($20,000 per year). As of April 30, 2000, approximately $60,000 was forgiven under terms of the Agreement, leaving an unpaid balance of less than $20,000. As set forth in the Promissory Note and the Agreement, the Company also agreed to forgive the Promissory Note entirely in the event of Mr. Warner's death or if Mr. Warner is terminated without cause following a change in control of the Company. Mr. Warner resigned from the Company on June 30, 2000. In connection with his resignation, Mr. Warner repaid the Company approximately $15,000, and the Company forgave approximately $5,000, representing a pro-rata portion of the balance due, but for which services had been rendered.


II.                  PROPOSAL TO CHANGE THE NAME OF THE COMPANY

      At the Meeting, the Stockholders of the Company will consider and vote upon an amendment to the Company's Articles of Incorporation to change the name of the Company from "Airport Systems International, Inc." to "Elecsys Corporation." Although the vote will be taken at the meeting, whether the name is changed will depend upon the progress of the Company's pending application to register the "Elecsys" trademark with the Trademark Office.

     The purpose of the proposed name change is to reflect the changes in the Company's business and its strategic direction. The Board of Directors of the Company believes the proposed name "Elecsys Corporation" better reflects the Company's strategic focus and emphasis on the electronic contract manufacturing industry.

      If the name change is approved by the Stockholders, and prior to effecting the name change by filing an amendment to the Company's Articles of Incorporation, the Company must receive notice from the Trademark Office that the "Elecsys" trademark has been registered to the Company. The Company currently has a pending application to register the trademark "Elecsys" and expects to hear from the Trademark Office within the next few months regarding the status of its application. The change in the name of the Company will not change the powers, preferences, or rights of the Company's Common Stock. All Common Stock certificates outstanding on the date the amendment is filed will continue to be valid and will represent the same number of shares of Common Stock as they represented prior to the change in the Company name.

      The Board of Directors recommends that the Stockholders vote FOR the approval of the amendment.


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             III. RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

      The Board of Directors of the Company has appointed Ernst & Young as independent public accountants to audit and certify the Company's financial statements for the fiscal year ending April 30, 2001, subject to ratification and approval by the stockholders at the Meeting.

      Ernst & Young has examined the financial statements of the Company since its organization in 1991. Representatives of Ernst & Young are expected to be present at the Meeting, will be given the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions. The affirmative vote of a majority of the shares present and entitled to vote at the Meeting is required for the approval of this proposal to ratify the appointment. If the stockholders do not ratify the appointment of Ernst & Young, the selection of independent public accountants will be reconsidered by the Board of Directors.

      The Board of Directors recommends that the stockholders vote FOR the approval of the appointment of Ernst & Young.


                                    By Order of the Board of Directors,


                                   --------------------------------------------
                                    THOMAS C. CARGIN
                                    Secretary



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